                                                                   EXHIBIT 10.28

                          AGREEMENT RE RELEASE OF CERTAIN
                  TITAN INFORMATION SYSTEMS CORPORATION COLLATERAL

This Agreement re Release of Certain Titan Information Systems Corporation Collateral ("Agreement") is entered into by and between The Titan Corporation, a Delaware corporation ("Borrower"), Imperial Bank, a California banking corporation ("Imperial"), Sumitomo Bank of California, a California banking corporation ("Sumitomo") (Imperial and Sumitomo are collectively referred to herein as the "Banks"), and Sumitomo in its capacity as agent for Sumitomo and Imperial (the "Agent"), and is dated as of December 8, 1997. Reference is hereby made to (1) that certain Amended and Restated Commercial Loan Agreement dated as of May 15, 1997 by and between Borrower, the Banks, and Agent (the "Loan Agreement"), and (2) that certain Amendment to Existing Security Documents between the Banks, Agent, Borrower, and Titan Information Systems Corporation, a Delaware corporation ("TISC") dated as of May 15, 1997 (the "Amendment to Existing Security Documents"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement and Amendment to Existing Security Documents.

                                    I. RECITALS

     A. It is contemplated that TISC will change its name to Linkabit Wireless, Inc. ("Linkabit") and engage in an initial public offering of its stock (the "IPO").

     B. In connection with the initial public offering, Borrower and TISC have requested that the Banks and Agent release their security interests in certain collateral pledged by TISC which is owned by TISC, and in certain stock of TISC which is owned by the Borrower. The Banks and Agent are willing to consent to such release of security interests on the terms and subject to the conditions set forth below.

                                   II. AGREEMENT

     Now, therefore, it is hereby agreed by and between the parties hereto as follows:

     1. The security interests granted to Agent and the Banks (a) pursuant to the TISC Security Agreement and the TISC Patent Collateral Assignment in certain collateral owned by TISC, as more fully described therein, and (b) pursuant to the Pledge Agreement in the stock of TISC (but NOT the stock of Eldyne or Unidyne, which shall remain subject the Pledge Agreement), shall be deemed released and such security interest shall no longer encumber such collateral owned by TISC or such stock of TISC owed by Borrower, upon the satisfaction of the conditions set forth in this Agreement. Except as specifically provided above, no other collateral or stock shall be deemed released and no other security interest shall be deemed terminated or otherwise impaired, and the parties hereto and the parties executing the Consent attached hereto confirm the continuing validity and effectiveness of the Titan Security

Agreement, the Titan Patent Collateral Assignment, the Pledge Agreement (as to the stock of Eldyne and Unidyne), the Security Agreement executed by Eldyne, Inc. dated as of May 15, 1997, the Security Agreement executed by Unidyne Corporation dated as of May 15, 1997, and all other Security Documents (as defined in Section 7.3 of the Loan Agreement). Also, upon satisfaction of the conditions to release set forth in this Agreement, TISC shall be released as a guarantor under, and shall have no further obligations or liabilities with respect to, that certain Continuing Guaranty dated as of May 15, 1997, executed by TISC and the other guarantors described therein in favor of the Banks (the "Guaranty"); it being understood and agreed that all other guarantors under the Guaranty shall remain fully liable and responsible for their obligations under the Guaranty, and by executing the Consent attached hereto will reaffirm their obligations thereunder.

     2. In consideration of the foregoing releases and other covenants, Borrower covenants and agrees to cause Titan Software Corporation, a Delaware corporation, to execute a guaranty in favor of Agent and Banks guaranteeing the repayment of all indebtedness and obligations owing in connection with the Loan Agreement, Revolving Notes, and other Loan Documents, in form and substance satisfactory to the Agent.

     3. In addition to the covenants and restrictions set forth in the Loan Agreement (and without limiting or diminishing any such restrictions and covenants), Borrower covenants and agrees as follows:

          a. As of the Linkabit Asset Transfer Closing (as defined below), Borrower and its subsidiaries (including TISC) shall not have transferred any property or assets to TISC or its successors (including without limitation Linkabit or any other successors to TISC, including any which have changed their name, are successors by merger, or otherwise) ("TISC or its successors"), which exceed in the aggregate (i) the lesser of $29,000,000 or 25% of the consolidated total assets of the Borrower and its wholly owned subsidiaries or (ii) the lesser of $23,000,000 or 27% of the consolidated current assets of the Borrower and its wholly owned subsidiaries;

          b. after the Linkabit Asset Transfer Closing, Borrower shall not transfer any further property or assets whatsoever to TISC or its successors; and

          c. as of the date of the Linkabit Asset Transfer Closing the total aggregate amount of all loans, credit accommodations, investments, total stockholders equity, and other transfers of funds by Borrower and it subsidiaries to TISC or its successors shall not exceed $17,800,000; and between the date of the Linkabit Asset Transfer Closing and the date of the IPO, Borrower and its subsidiaries shall not collectively make any additional loans or other credit accommodations available to or investments in or other transfer of funds (the "TISC Additional Loans and Investments") to TISC or its successors which exceed $4,000,000 outstanding at any one time (all of which must be repaid in full by no later than March 15, 1998, or Linkabit must at such time provide a guaranty to Agent in substantially the same form as the

Guaranty, with such changes thereto as Agent shall require; it being understood and agreed that failure to fully repay all such sums by such date shall constitute a default and event of default under the Loan Documents UNLESS Linkabit provides such a guaranty upon request by Agent); and from and after the earlier of the date of the IPO or March 15, 1998, Borrower and any of its subsidiaries shall not make any further loans or other credit accommodations available to or investments in or other transfer of funds to TISC or its successors whatsoever. In order to clarify the parenthetical immediately above, if the TISC additional Loans and Investments have been repaid in full (so that no portion thereof is outstanding) as of March 15, 1998, then there shall be no further obligation whatsoever for Linkabit to provide the guaranty referenced in the above parenthetical.

          As used herein, the term "Linkabit Asset Transfer Closing," means the closing of the initial transfer of assets from the Borrower to Linkabit.

          4.   In addition to the other financial information required under
Section 6.2 of the Loan Agreement, within 55 days of the end of each fiscal quarter, Borrower shall provide quarterly Borrower prepared schedules detailing all loans, credit accommodations, investments or other transfers of funds into Linkabit by Borrower or any of its subsidiaries; and shall also provide to each of the Banks copies of Linkabit's Form 10-K Annual Report, and Form 10-Q Quarterly Report within ten days after the date of filing with the Securities and Exchange Commission; and shall also provide any such other financial information as the Banks may reasonably request from time to time. In addition, within 20 business days from the date of the Linkabit Asset Transfer Closing, Borrower shall provide to each of the Banks, in form and detail reasonably acceptable to each of the Banks, a detailed post-closing balance sheet of Borrower and post-closing, opening balance sheet of Linkabit.

          5. The Net Worth financial covenant set forth in Section 6.4 of the Loan Agreement is hereby amended by deleting the first sentence of Section 6.4 of the Loan Agreement, and replacing it with the following sentence:

          "To maintain on a consolidated basis as of the last day of each calendar quarter, a Net Worth in an amount at least equal to Eighty Two Million dollars ($82,000,000), PLUS an amount equal to seventy-five percent (75%) of the cumulative net income for each calendar quarter beginning with the calendar quarter ending December 31, 1997 and continuing on each calendar quarter thereafter (with the quarterly step-ups in the minimum Net Worth to be effective as of the last day of each calendar quarter); and no reduction of deduction in the permitted minimum Net Worth shall be made by reason of any losses during any quarter."

          6. Section 6.9 (e) of the Loan Agreement is hereby amended by adding the following at the end thereof:

          "(and with respect to Linkabit, specifically, not to exceed $1,000,000 in the aggregate outstanding at any time)."

          Section 6.10(d) of the Loan Agreement is hereby amended to add the following at the end thereof:

          ("provided that such purchase money security interests with respect to Linkabit shall not exceed $1,000,000, in the aggregate, at any time)."

          7. As additional consideration for entering into this Agreement, Borrower shall pay to Agent, for pro rate distribution between the Banks, a fee of $15,000.00 which shall be payable substantially concurrently with the execution of this Agreement.

          8. Except as specified above, the Security Documents and other Loan Documents shall remain unmodified and in full force and effect. This Agreement shall be deemed to be an amendment of and part of the Loan Agreement, and the occurrence of any default under this Agreement, or the failure by Borrower to observe or preform any term, covenant or agreement contained in this Agreement, shall be deemed to be a default and event of default under the Loan Agreement and other Loan Documents.


                               "Borrower"

                              THE TITAN CORPORATION, A Delaware
                              corporation

                              By:/S/ Eric M. DeMarco
                                 ----------------------------
                                 Eric M. DeMarco
                                 Senior Vice President
                                 Chief Financial Officer

                              Address where notices to Borrower
                              are to be sent:

                              The Titan Corporation
                              3033 Science Park Road
                              San Diego, CA  92121
                              Attn: Eric DeMarco, CFO
                              Telecopier: (619) 552-9651
                              Telephone:  (619) 552-9536


                              "Banks"

                              THE SUMITOMO BANK OF CALIFORNIA,
                              a California banking corporation, in
                              its individual capacity

                              By:/S/ Sajeda Simjee
                                 -----------------------------
                                 Sajeda Simjee, Vice President

                              Address where notices to Sumitomo are to be sent:

                              The Sumitomo Bank of California
                              20100 Magnolia Street
                              Huntington Beach, CA  92646
                              Attn: Manager
                              Telecopier: (714) 968-4959
                              Telephone:  (714) 965-5560

                              IMPERIAL BANK, a California banking corporation

                              By:/S/ Tim Bubnack
                                 -------------------------------
                                 Tim Bubnack, Vice President

                              Address where notices to Imperial are to be sent:

                              Imperial Bank
                              701 "B" Street, Suite 600
                              San Diego, CA  92101
                              Attn: Mr. Tim Bubnack,
                              Vice President
                              Telecopier: (619) 234-2234
                              Telephone:  (619) 338-1513

                              "Agent"

                              THE SUMITOMO BANK OF CALIFORNIA,
                              a California banking corporation, as
                              Agent for itself and Imperial Bank

                              By:/S/ Sajeda Simjee
                                 ------------------------------
                                 Sajeda Simjee, Vice President

                              Address where notices to Agent are to be sent:

                              The Sumitomo Bank of California
                              20100 Magnolia Street
                              Huntington Beach, CA  92646
                              Attn: Manager
                              Telecopier: (714) 968-4959
                              Telephone:  (714) 965-5560